UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2008

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

2008 Executive Incentive Plan

The Board of Directors (the “Board”) of UnitedHealth Group Incorporated (the “Company”) previously approved in February 2008 the Company’s 2008 Executive Incentive Plan (the “2008 Executive Incentive Plan”), subject to the approval of the material terms for the payment of executive compensation by the Company’s shareholders. The 2008 Executive Incentive Plan amends the Company’s Executive Incentive Plan in the following material respects:

•

The Company will use a formula to determine the maximum amount of the annual cash incentive awards and cash incentive awards for performance periods that are longer than one year. The formula that will fund the annual incentive award bonus pool for eligible participants is 2% of Company net income. The formula that will fund the long-term incentive award bonus pool for eligible participants is 2% of the Company’s average net income during the performance period. The maximum cash incentive compensation amount that may be earned in any performance period by any one participant is 25% of the bonus pool for annual incentive awards and 25% of the bonus pool for long-term incentive awards.

•

The Compensation and Human Resources Committee of the Board (the “Compensation Committee”) may set the percentage share of each participant in each respective bonus pool at the start of the performance period, and the aggregate total of the individual percentage limits for the performance period may not exceed 100% of the bonus pool. If the Compensation Committee does not set the individual percentage limits by the 90th day of the performance period, the percentage limit shall be determined based on the percentage each participant’s base salary on the 90th day of the performance period is to the base salary of all participants on that day and will be further adjusted if a new participant is added after the 90th day.

The Company’s shareholders approved the above-referenced material terms of the 2008 Executive Incentive Plan at the 2008 Annual Meeting of Shareholders of the Company held on June 5, 2008 (the “Annual Meeting”). This summary of the 2008 Executive Incentive Plan is qualified by reference to the complete text of the 2008 Executive Incentive Plan filed herewith as Exhibits 10.1 and incorporated by reference herein.

Item 8.01.	Other Events.

At the close of business on April 9, 2008, the record date for the Annual Meeting, there were 1,223,496,297 shares of common stock of the Company outstanding and entitled to vote. At the Annual Meeting, holders of 1,062,435,807 shares of common stock were represented in person or by proxy. The shareholders of the Company voted on the following matters at the Annual Meeting:

1.	Election of Directors. The eight directors elected at the Annual Meeting were:

Director Nominee	For	Against	Abstain
William C. Ballard, Jr.	879,842,304	171,108,288	11,485,215
Richard T. Burke	950,590,401	100,537,593	11,307,813
Robert J. Darretta	1,014,083,681	37,369,997	10,982,129
Stephen J. Hemsley	973,649,698	77,705,853	11,080,256
Michele J. Hooper	992,659,479	58,562,248	11,214,080
Douglas W. Leatherdale	905,905,535	145,018,763	11,511,509
Glenn M. Renwick	1,009,112,652	42,078,970	11,244,185
Gail R. Wilensky, Ph.D.	891,917,616	159,360,673	11,157,518

2.	Approval of the material terms of the payment of executive incentive compensation. The material terms of the payment of executive incentive compensation were approved as follows:

For	Against	Abstain
977,271,539	71,158,280	14,005,988

3.	Approval of the amendment to the Company’s 1993 Employee Stock Purchase Plan. The amendment to the Company’s 1993 Employee Stock Purchase Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
880,685,452	73,324,915	10,879,983	97,545,457

4.	Ratification of the Appointment of Deloitte & Touche, LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008 was ratified as follows:

For	Against	Abstain
985,362,892	66,390,221	10,682,694

5.	Shareholder Proposals. Each shareholder proposal was not approved as follows:

Description	For	Against	Abstain	Broker Non-Votes
• Proposal concerning advisory vote on executive compensation	390,670,497	533,695,654	40,524,023	97,545,633
• Proposal concerning performance vesting shares	333,947,942	609,254,986	21,687,421	97,545,458

A copy of the press release announcing the voting results of the matters voted upon at the Annual Meeting is also furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	UnitedHealth Group Incorporated 2008 Executive Incentive Plan

99.1	Press Release dated June 5, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2008

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Christopher J. Walsh
Christopher J. Walsh
Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	UnitedHealth Group Incorporated 2008 Executive Incentive Plan

99.1	Press Release dated June 5, 2008